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                                                                   EXHIBIT 12(B)

Gary L. French, Chief Executive Officer, and William C. Cox, Chief Financial Officer of The China Fund, Inc. (the "Fund"), each certify that:

1. This Form N-CSR filing for the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


By: /s/ Gary L. French
    ---------------------------------
    Gary L. French
    Chief Executive Officer of
    The China Fund, Inc.

Date: June 28, 2006


By: /s/ William C. Cox
    ---------------------------------
    William C. Cox
    Chief Financial Officer of the
    The China Fund, Inc.

Date: June 23, 2006